Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-198109 and 333-207444) and the Registration Statement on F-3 (No. 333-220052) of our report dated March 23, 2016, with respect to the combined and consolidated financial statements of Akari Therapeutics, Plc. for the year ended December 31, 2015, which appears in this Form 20-F.

Zurich, July 18, 2018

BDO AG

/s/ Christoph Tschumi /s/ Aaron Fox-Collis